UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2007
BEIJING MED-PHARM CORPORATION
(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (610) 940-1675
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
FORM OF SUBSCRIPTION AGREEMENT
FORM OF FIVE YEAR WARRANT
FORM OF 18 MONTH WARRANT
FORM OF NOTE
PRESS RELEASE DATED OCTOBER 31, 2007
PRESS RELEASE DATED NOVEMBER 5, 2007

Item 1.01 Entry into a Material Definitive Agreement.
On November 2, 2007, Beijing Med-Pharm Corporation (the “Company”) completed a private placement (the “Private Placement”) of $23 million principal amount of 10.0% senior secured promissory notes (the “Notes”) and warrants (the “Warrants”) to purchase in the aggregate 1,037,580 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to subscription agreements (the “Subscription Agreements”) by and among the Company, Philadelphia Brokerage Corporation (the “Placement Agent”) and certain institutional and other accredited investors (the “Purchasers”). The Warrants were sold at $0.125 per Warrant Share. The terms of the Notes are described in Item 2.03 of this report, which description is incorporated by reference into this Item 1.01. The terms of the Warrants are described in Item 3.02 of this report, which description is incorporated by reference into this Item 1.01.
The Private Placement resulted in gross proceeds of approximately $23.1 million to the Company before deducting the Placement Agent’s fees and expenses of approximately $1.2 million, as well as the other transaction expenses payable by the Company.
In connection with the issuance of the Warrants and pursuant to the Subscription Agreements, the Company has agreed to file with the Securities and Exchange Commission a resale registration statement covering the Warrant Shares within 120 days of the date of the closing of the transaction.
This summary is qualified in its entirety by reference to the full text of the Subscription Agreements, the form of which is attached hereto as Exhibit 4.1, and is incorporated by reference herein.
Item 2.01. Completion of Acquisition or Disposition of Assets.
49% Acquisition of Hong Kong Fly International Health Care Limited. On October 31, 2007, the Company completed the acquisition of 49% of the issued share capital of Hong Kong Fly International Health Care Limited (“Hong Kong Health Care”), a Hong Kong corporation that holds a 100% equity interest in Sunstone Pharmaceutical Co., Ltd. (“Sunstone”), pursuant to a Sale and Purchase Agreement (the “July Purchase Agreement”), dated July 14, 2007, by and among the Company, Han Zhiqiang (“Han”) and Tong Zhijun (“Tong”, and together with Han, the “Sellers”) and a Supplementary Agreement (the “Supplementary Agreement”), dated September 28, 2007, by and among the Company and the Sellers.
The terms of the July Purchase Agreement are more fully described in the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2007, with the entire text of the July Purchase Agreement attached as Exhibit 2.1 thereto, which is incorporated by reference herein. The terms of the Supplementary Agreement are set forth in the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2007, with the entire text of the Supplementary Agreement attached as Exhibit 2.2 thereto, which is incorporated by reference herein.
51% Acquisition of Hong Kong Fly International Health Care Limited. On September 28, 2007, the Company entered into a Sale and Purchase Agreement (the “September Purchase

Agreement”), by and among the Company and the Sellers, to acquire the remaining 51% interest in Hong Kong Health Care that it had not already agreed to purchase.
Under the terms of the September Purchase Agreement, the Company will acquire the remaining 51% of the issued share capital of Hong Kong Health Care for a purchase price of 8 million shares of the Company’s unregistered Common Stock.
The closing of the transactions contemplated by the September Purchase Agreement is expected to be completed during the first quarter of 2008. Although Sunstone is privately owned and Chinese government approval is not required, the transaction is subject to certain conditions, including completion of U.S. GAAP financial statements and shareholder and NASDAQ approval.
The terms of the September Purchase Agreement are set forth in the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2007, with the entire text of the September Purchase Agreement attached as Exhibit 2.1 thereto, which is incorporated by reference herein.
Although the closing of the transactions contemplated by the September Purchase Agreement is subject to certain closing conditions, the Company believes that the acquisition of 100% of the issued share capital of Hong Kong Health Care is part of a single plan of acquisition and will be completed within a twelve month period. As a result, the Company expects to aggregate the two transactions and financial statements required by Item 9.01 of this Form 8-K will report the acquisition of 100% of the issued share capital of Hong Kong Health Care even though the closing of the transactions contemplated by the September Purchase Agreement will not have occurred as of the time of filing the financial statements required by Item 9.01 of this Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the Subscription Agreements, the Company issued the Notes dated November 1, 2007 in the aggregate principal amount of $23 million to the Purchasers. The Notes bear interest at a rate of 10.0% per annum, payable semi-annually in arrears. The Notes have a maturity date of May 1, 2009.
The Notes are callable at the Company’s option at anytime. If the Notes are called prior to May 1, 2008, the purchase price for the Notes will be 103% of the then outstanding principal amount of this Note; if the Notes are called on or after May 1, 2008 but before November 1, 2008, the purchase price for the Notes will be 101% of the then outstanding principal amount of this Note; and if the Notes are called thereafter, the purchase price for the Notes will be 100% of the principal amount of this Note thereafter, plus all accrued but unpaid interest on the then outstanding principal amount.
The Notes contain certain covenants and provisions that affect the Company, including, without limitation, covenants and provisions that, as long as the Notes are outstanding:
•	require that the Company maintain at least a 49% direct or indirect equity ownership interest in Sunstone;

•	require that the Company maintain in escrow, as security for payment on the Notes: (i) at all times, an amount equal to the interest to be paid with respect to all the Notes then outstanding on the next succeeding interest payment date and (ii) at all times until December 31, 2008, during the period fifteen (15) days prior to the next succeeding interest payment date, an amount equal to the interest to be paid with respect to all the Notes then outstanding on the next two succeeding interest payment dates;

•	restrict the Company’s ability to create or incur any indebtedness senior to the Notes (subject to limited exceptions); and

•	restrict the Company’s ability to redeem any shares of its capital stock, or set aside any monies for such a redemption, purchase or other acquisition;
If an event of default exists under the Notes, the Purchasers will be able to accelerate the maturity of all outstanding amounts, as well as exercise other rights and remedies as set forth in the Notes. The following are some of the events which would constitute an event of default under the Notes:
•	failure to pay principal or interest;

•	default of certain covenants;

•	default under any of the Company’s instruments of indebtedness exceeding $1 million;

•	default of any of its commitments under the pledge agreement dated as of November 1, 2007 by and among the Company, Les Baledge, as agent thereunder, and the Purchasers, under which 49% of the issued share capital of Hong Kong Health Care are pledged as collateral for the Notes and an additional 2% of the issued share capital of Hong Kong Health Care will be pledged as collateral for the Notes; and

•	bankruptcy or insolvency events involving the Company;
The Notes were offered and sold to institutional and other accredited investors without registration under the Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. Each of the Notes issued and sold in the Private Placement contain restrictive legends preventing the sale, transfer or other disposition of such shares and Warrants unless registered under the Securities Act.
The foregoing is a summary of the terms of the Notes, and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of the Form of Note, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.
Pursuant to the Subscription Agreements, the Company issued warrants with a five year term (the “Five Year Warrants”) to purchase 575,000 shares of Common Stock, and warrants with an eighteen month term (the “18 Month Warrants”) to purchase 462,580 shares of Common Stock. The Warrants were sold at $0.125 per Warrant Share. All Warrants have an exercise price of $12.43 per Warrant Share.
In connection with the issuance of the Warrants and pursuant to the Subscription Agreements, the Company has agreed to file with the Securities and Exchange Commission a resale registration statement on Form S-3 covering the Warrant Shares within 120 days of the date of the closing of the transaction and to have the registration statement declared effective within 90 days of such filing with the Securities and Exchange Commission. If the Company fails (a “Registration Default”) to timely file the registration statement or to timely have the registration declared effective, the Company has agreed that the exercise price under the 18 Month Warrants will be reduced by $0.25 for each full thirty day period for which such Registration Default exists and is continuing unless waived by the holders of the Warrants.
The Warrants were offered and sold to institutional and other accredited investors without registration under the Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. Each of the Warrants issued and sold in the Private Placement contains restrictive legends preventing the sale, transfer or other disposition of such Warrant Shares and Warrants unless registered under the Securities Act.
The foregoing is a summary of the terms of the Warrants, and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of each of the Five Year

Warrants and the 18 Month Warrants, forms of which are attached hereto as Exhibits 4.2 and 4.3, respectively, and are incorporated by reference herein.
Item 8.01 Other Events.
On October 31, 2007, the Company issued a press release announcing the closing of the acquisition of 49% of the issued share capital of Hong Kong Hong Kong Health Care. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On November 5, 2007, the Company issued a press release announcing the closing of the Private Placement. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
     The financial statements required to be filed under this item are not included in this report. The financial statements will be filed by amendment to this report no later than 71 calendar days after the date this report is required to be filed.
(b) Pro Forma Financial Information
     The pro forma financial information required to be filed under this item is not included in this report. The pro forma financial information will be filed by amendment to this report no later than 71 calendar days after the date this report is required to be filed.
(c) Exhibits.

Exhibit Number	Description of Exhibit
4.1	Form of Subscription Agreement

4.2	Form of Five Year Warrant

4.3	Form of 18 Month Warrant

4.4	Form of Note

99.1	Press Release, dated October 31, 2007

99.2	Press Release, dated November 5, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING MED-PHARM CORPORATION
Date: November 6, 2007	By:	/s/ Fred M. Powell
		Name:	Fred M. Powell
		Title:	Chief Financial Officer

Exhibit Number	Description of Exhibit
4.1	Form of Subscription Agreement

4.2	Form of Five Year Warrant

4.3	Form of 18 Month Warrant

4.4	Form of Note

99.1	Press Release, dated October 31, 2007

99.2	Press Release, dated November 5, 2007